                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         BioCryst Pharmaceuticals, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         BIOCRYST PHARMACEUTICALS, INC.
                             2190 Parkway Lake Drive
                              Birmingham, AL 35244

                            NOTICE OF ANNUAL MEETING
                           OF STOCKHOLDERS TO BE HELD
                                  MAY 17, 2000

To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., a Delaware corporation, will be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama on Wednesday, May 17, 2000 at 3:00 p.m., Central Daylight Time, for the following purposes:

        1. To elect three (3) directors to serve for a term of three years and one (1) director to serve for a term of two years and until their successors are duly elected and shall be qualified.

        2. To amend the 1991 Stock Option Plan in the manner described in the accompanying Proxy Statement.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 23, 2000 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting or any adjournment thereof. The meeting may be adjourned from time to time without notice other than announcement at the meeting, and any business for which notice of the meeting is hereby given may be transacted at any such adjournment. A list of the stockholders entitled to vote at the meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting at the principal executive offices of the Company in Birmingham, Alabama.

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 is enclosed, but is not deemed to be part of the official proxy soliciting materials. Stockholders failing to receive a copy of the Annual Report may obtain one by writing to the Secretary of the Company at the address stated above.

Your attention is directed to the accompanying Proxy and Proxy Statement.



                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        John A. Montgomery, Ph.D., Secretary



Birmingham, Alabama
April 6, 2000


ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY. A POSTAGE PREPAID ENVELOPE IS PROVIDED FOR MAILING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

                         BIOCRYST PHARMACEUTICALS, INC.
                             2190 Parkway Lake Drive
                              Birmingham, AL 35244

                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of BioCryst Pharmaceuticals, Inc. (the "Company") for the Annual Meeting of Stockholders of the Company to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama on Wednesday, May 17, 2000 at 3:00 p.m., Central Daylight Time, and any adjournment thereof (the "Meeting") and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof, by giving written notice to the Company or by voting in person at the Meeting. All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies received by the Board will be voted FOR the election of all nominees for director of the Company, FOR the proposal to amend the Company's 1991 Stock Option Plan in the manner described in this Proxy Statement and, with respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxies.

Only holders of record of the Company's common stock (the "Common Stock") as of the close of business on March 23, 2000 (the "Stockholders") will be entitled to notice of and to vote at the Meeting. At March 23, 2000, there were 17,429,994 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which Stockholders may vote. There is no cumulative voting in the election of directors. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Meeting for purposes of determining the presence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary power and (iii) the record holder had indicated that it does not have authority to vote such shares on that matter) generally will be treated as present for purposes of determining the presence of a quorum but as described below, such broker non-votes will not have any effect upon the election of directors at the Meeting.

The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Meeting is necessary to elect the nominees for directors named in the Proxy Statement. Accordingly, abstentions and broker non-votes with respect to the election of directors will have no effect upon the election of directors at the Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Meeting is necessary to increase the number of shares available for issuance under the 1991 Stock Option Plan as described in the Proxy Statement and to amend other provisions thereof. Accordingly, abstentions and broker non-votes with respect to the proposal to increase the number of shares available for issuance under the 1991 Stock Option Plan and to amend other provisions thereof will have the same effect as a vote against the proposal to amend the 1991 Stock Option Plan.

The proxy solicitation is being made primarily by mail, although proxies may be solicited by personal interview, telephone, telegraph or letter. The Company will pay the cost of this solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock. This Proxy Statement and the accompanying form of proxy card are first being mailed to Stockholders on or about April 6, 2000.

1. ELECTION OF DIRECTORS

The Composite Certificate of Incorporation of the Company provides that the number of directors shall be determined by resolution of the Board but shall consist of not less than six (6) nor more than twelve (12) members. The Board has by resolution established the number of directors of the Company at nine
(9). It is proposed to elect three (3) directors to serve until the annual meeting of stockholders in 2003, to elect one (1) director to serve until the annual meeting of stockholders in 2002 and until their successors have been duly elected and qualified. Proxies cannot be voted for more than four persons. It is intended that shares represented by the Board's proxies will be voted FOR the election of the three persons listed for terms expiring in 2003 and the one person listed for a term expiring in 2002:


                                                                                               Served as
                                                                                                Director
         Name                        Age            Position(s) with the Company                 Since

                NOMINEES FOR TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2003

J. Claude Bennett, M.D.               66    President, Chief Operating Officer and Director       1997
Zola P. Horovitz, Ph.D.               65    Director                                              1994
Randolph C. Steer, M.D., Ph.D.        50    Director                                              1993


                 NOMINEE FOR TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2002

William M. Spencer, III               79    Director                                              1986

The following persons shall continue to serve as Directors for the terms indicated:


                DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2001

Charles E. Bugg, Ph.D.                 58    Chairman, Chief Executive Officer and Director        1993
John A. Montgomery, Ph.D.              76    Senior Vice President, Secretary, Chief               1989
                                             Scientific Officer and Director
Edwin A. Gee, Ph.D.                    80    Director                                              1993


               DIRECTORS WITH TERMS EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS IN 2002

William W. Featheringill              57    Director                                              1995
Joseph H. Sherrill, Jr.               59    Director                                              1995


J. CLAUDE BENNETT, M.D., was named President and Chief Operating Officer in December 1996 and elected a Director in January 1997. Prior to joining the Company, Dr. Bennett was President of The University of Alabama at Birmingham ("UAB") from October 1993 to December 1996 and Professor and Chairman of the Department of Medicine of UAB from January 1982 to October 1993. Dr. Bennett served on the Company's Scientific Advisory Board from 1989-96. He also continues to hold the position of Distinguished University Professor Emeritus at UAB, a position he has held since January 1997.

ZOLA P. HOROVITZ, PH.D., was elected a Director in August 1994. Dr. Horovitz was Vice President of Business Development and Planning at Bristol-Myers Squibb from 1991 until his retirement in April 1994 and previously was Vice President of Licensing at the same company from 1990 to 1991. Prior to that he spent over 30 years with The Squibb Institute for Medical Research, most recently as Vice President Research, Planning, & Scientific Liaison. He has been an independent consultant in pharmaceutical sciences and business development since his retirement from Bristol-Myers Squibb in April 1994. He serves on the Boards of Directors of Avigen, Inc., Clinicor Inc., Diacrin, Inc., Magainin Pharmaceuticals, Inc., HeavenlyDoor.com, Shire Pharmaceutical Corporation and Synaptic Pharmaceutical Corp. Dr. Horovitz is also non-executive Chairman of Magainin Pharmaceuticals, Inc.

RANDOLPH C. STEER, M.D., Ph.D., was elected a Director in February 1993. Dr. Steer has been an independent pharmaceutical and biotechnology consultant since 1989, having a broad background in business development, medical marketing and regulatory affairs. He was formerly Chairman, President and CEO of Advanced

Therapeutics Communications International, a leading drug regulatory group, and served as associate director of medical affairs at Marion Laboratories, and medical director at Ciba Consumer Pharmaceuticals. Dr. Steer serves on the Board of Directors of Techne Corporation.

WILLIAM M. SPENCER, III, has been a Director of the Company since its inception. Mr. Spencer, who is retired, is also a private investor in Birmingham, Alabama. He served as Chairman of the Board of the Company from its founding in 1986 until April 1992. He co-founded and operated Motion Industries from 1946 through its merger into Genuine Parts Company in 1976. He has founded several businesses, and has served on the Board of Directors of numerous private corporations.

CHARLES E. BUGG, PH.D., was named Chairman of the Board, Chief Executive Officer and Director in November 1993 and President in January 1995. Dr. Bugg relinquished the position of President in December 1996 when Dr. Bennett joined the Company in that position. Prior to joining the Company, Dr. Bugg had served as the Director of the Center for Macromolecular Crystallography, Associate Director of the Comprehensive Cancer Center and Professor of Biochemistry at UAB since 1975. He was a Founder of the Company and served as the Company's first Chief Executive Officer from 1987-1988 while on a sabbatical from UAB. Dr. Bugg also served as Chairman of the Company's Scientific Advisory Board from January 1986 to November 1993. He continues to hold the position of Professor Emeritus in Biochemistry and Molecular Genetics at UAB, a position he has held since January 1994.

JOHN A. MONTGOMERY, PH.D., has been a Director since November 1989 and has been Secretary and Chief Scientific Officer since joining the Company in February 1990. He was Executive Vice President from February 1990 until May 1997, at which time he was named Senior Vice President. Dr. Montgomery was a Founder of BioCryst. Prior to joining the Company, Dr. Montgomery served as Senior Vice President of Southern Research Institute ("SRI") of Birmingham from January 1981 to February 1990. He continues to hold the position of Distinguished Scientist at SRI, a position he has held since February 1990.

EDWIN A. GEE, PH.D., was elected a Director in August 1993. Dr. Gee, who retired in 1985 as Chairman of the Board and Chief Executive Officer of International Paper Company, has been active as an executive in biotechnology, pharmaceutical and specialty chemical companies since 1970. He is Chairman Emeritus and a director of OSI Pharmaceuticals, Inc., one of the leading biotechnology companies for the diagnosis and treatment of cancer.

WILLIAM W. FEATHERINGILL was elected a Director in May 1995. Mr. Featheringill is Chairman and Chief Executive Officer, since June 1995, of Electronic Healthcare Systems, a software company, and President, Chief Executive Officer and director, since 1973, of Private Capital Corporation, a venture capital management company. Mr. Featheringill was Chairman and Chief Executive Officer of MACESS Corporation, which designs and installs paperless data management systems for the managed care industry, from 1988 to November 1995. MACESS Corporation merged with Sungard Data Systems in late 1995. From 1985 to December 1994, Mr. Featheringill was the developer, Chairman and President of Complete Health Services, Inc., a health maintenance organization which grew, under his direction, to become one of the largest HMOs in the southeastern United States. Complete Health Services, Inc. was acquired by United HealthCare Corporation in June 1994.

JOSEPH H. SHERRILL, JR., was elected a Director in May 1995. Mr. Sherrill served as President of R. J. Reynolds ("RJR") Asia Pacific, based in Hong Kong, where he oversaw RJR operations across Asia, including licensing, joint ventures and a full line of operating companies from August 1989 to his retirement in October 1994. Prior management positions with RJR include Senior Vice President of Marketing for R.J. Reynolds International, President and Chief Executive Officer of R.J. Reynolds Tabacos de Brazil, and President and General Manager of R.J. Reynolds Puerto Rico. He serves on the Board of Directors of Piranha, Inc., an information technology corporation.

Should any nominee be unable or unwilling to accept election, it is expected that the proxies will vote for the election of such other person for the office of director as the Board may then recommend. The Board has no reason to believe that any of the persons named will be unable to serve or will decline to serve if elected.

COMMITTEES OF THE BOARD

The Company has an Audit Committee (the "Audit Committee") consisting of Messrs. Featheringill, Gee and Spencer, that is responsible for the review of internal accounting controls, financial reporting and related matters. The Audit Committee also recommends to the Board the independent accountants selected to be the Company's auditors and reviews the audit plan, financial statements and audit results. The Audit Committee held one meeting in 1999. The Securities and Exchange Commission has adopted new audit committee disclosure rules and approved amendments for Nasdaq listing standards relating to audit committees on December 15, 1999. These changes take effect over the next 18 months. The Audit Committee members are "independent" directors as defined by the new listing standards.

The Company has a Compensation Committee (the "Compensation Committee") consisting of Messrs. Featheringill, Gee and Spencer. The Compensation Committee is responsible for the annual review of officer compensation and other incentive programs and is authorized to award options under the Company's 1991 Stock Option Plan. The Compensation Committee held two meetings during 1999.

The Company has a Nominating Committee (the "Nominating Committee") comprised of all outside directors with terms not expiring in the current year for which the Nominating Committee will be nominating persons for election or re-election as directors. The Nominating Committee held one meeting during 1999. The Nominating Committee will consider nominees recommended in writing, including biographical information and personal references, by stockholders to the same extent as nominees recommended by management. Nominations for 2001 must be received by the Nominating Committee by December 4, 2000.

During 1999, the Board held ten (10) meetings. Each member of the Board attended at least 75% of the meetings of the Board and of the committees of the Board of which he is a member, except that Dr. Montgomery attended seven of the ten meetings.

DIRECTOR COMPENSATION

Directors do not receive a separate fee for attending Board or committee meetings. Outside directors are reimbursed for expenses incurred in attending Board or committee meetings and while representing the Company in conducting certain business. Individuals who first become non-employee Board members on or after March 3, 1994, at the time of commencement of Board service, receive a grant of options to purchase up to 40,000 shares (25,000 shares prior to May 15, 1997) pursuant to the automatic option grant program under the Company's 1991 Stock Option Plan, and, under the Company's 1991 Stock Option Plan, each non-employee director, including those persons presently serving as directors, will receive grants of options to purchase 40,000 additional shares of Common Stock every four years while they continue to serve as directors. A special one-time grant was given to those directors not scheduled to receive a periodic automatic option grant at the conclusion of the 1997 meeting so as to equalize the rate at which their options vest with those directors scheduled to receive a grant at the end of the 1997 meeting. All current outside directors of the Company have received options to purchase 25,000 shares of Common Stock. In May 1997, Messrs. Featheringill and Sherrill received grants to purchase 7,500 shares and Messrs. Horovitz and Spencer received special one-time grants to purchase 3,750 shares. Options vest 25% after one year and 1/48 per month thereafter until fully vested after four years. Dr. Horovitz and Dr. Steer also served as consultants to the Company for a quarterly fee of $4,000 each through the third quarter of 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Mr. Featheringill, Dr. Gee and Mr. Spencer. There are no Compensation Committee interlocks.

2. AMENDMENT TO THE 1991 STOCK OPTION PLAN.


The Company's stockholders are being asked to approve an amendment to the Company's 1991 Stock Option Plan (as amended through March 1, 1999) (the "Plan"), which amendment will be incorporated in an amendment and restatement of the Plan as of March 6, 2000. The amendment so incorporated will effect the following changes to the Plan:

        (i) increase the number of shares of the Company's Common Stock reserved for issuance under the Plan by an additional 1,200,000 shares;

        (ii) increase the number of shares of the Company's Common Stock that may be granted any one individual by an additional 500,000 shares;

        (iii) provide that all outstanding options under the Plan will automatically accelerate in full if the Company is acquired or otherwise undergoes a change in control as opposed to being accelerated only in the discretion of the Plan Administrator;

        (iv) provide that all outstanding options under the Plan will accelerate in full if an optionee's service should terminate as a result of the optionee's death after at least five (5) years of service;

        (v) limit the exercise price of future options granted under the Plan to no less than one hundred percent (100%) of the fair market value of the Company's common stock on the date of grant;

        (vi) eliminate the Plan Administrator's authority to effect repricing of outstanding options through a cancellation/regrant program;

        (vii) provide greater flexibility concerning the limited transferability of non-statutory options in connection with estate planning transfers and transfers incident to domestic relations orders; and

        (viii)  extend the term of the Plan to March 6, 2010.

The Board of Directors adopted this most recent amendment and restatement of the Plan on March 6, 2000, subject to stockholder approval at this Meeting.

The Board believes the amendment is necessary to assure that both a sufficient reserve of Common Stock remains available for issuance under the Plan and that awards under the Plan provided appropriate incentives in order to allow the Company to continue to utilize equity-based incentive compensation to attract and retain the services of key individuals essential to the Company's long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

The following is a summary of the principal features of the Plan, as most recently amended. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Company at 2190 Parkway Lake Drive, Birmingham, Alabama 35244.

EQUITY INCENTIVE PROGRAMS
-------------------------

The Plan consists of two (2) separate equity incentive programs: the Discretionary Option Grant Program and the Automatic Option Grant Program for non-employee Board members. The principal features of each program are described below. The Compensation Committee of the Board will have the exclusive authority to administer the Discretionary Option Grant Program with respect to option grants made to the Company's executive officers and non-employee Board members and will also have the authority to make option grants under that program to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants to individuals other than the Company's executive officers and non-employee Board members or the Board may retain such authority.

The term Plan Administrator, as used in this summary, will mean the Compensation Committee, any secondary committee or the Board, to the extent each such entity is acting within the scope of its administrative jurisdiction under the Plan. However, neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Automatic Option Grant Program. All grants under that program will be made in strict compliance with the express provisions of such program.

SHARE RESERVE
-------------

An aggregate of 4,600,000 shares of Common Stock has been reserved for issuance over the term of the Plan, including the increase of 1,200,000 shares of Common Stock pursuant to this proposed amendment.

No participant in the previous Plan may receive option grants for more than 1,000,000 shares of Common Stock in the aggregate over the term of the Plan. Stockholder approval of this proposed amendment will add 500,000 shares of Common Stock to this limit, resulting in a 1,500,000-share limitation for purposes of Internal Revenue Code Section 162(m).

The shares of Common Stock issuable under the Plan may be drawn from shares of the Company's authorized but unissued shares of such common stock or from shares of such common stock reacquired by the Company, including shares repurchased on the open market.

In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per participant) under the Plan and the securities and the exercise price per share in effect under each outstanding option.

ELIGIBILITY
-----------

Officers and employees, non-employee Board members and independent consultants in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) will be eligible to participate in the Discretionary Option Grant Program. Non-employee members of the Board will also be eligible to participate in the Automatic Option Grant Program.

As of March 23, 2000, 5 executive officers, 6 non-employee Board members and approximately 71 other employees and consultants were eligible to participate in the Discretionary Option Grant Program. The 6 non-employee Board members were also eligible to participate in the Automatic Option Grant Program.

VALUATION
---------

The fair market value per share of Common Stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On March 23, 2000 the fair market value per share determined on such basis was $29.25.

DISCRETIONARY OPTION GRANT PROGRAM
----------------------------------

The Plan Administrator will have complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Each granted option will have an exercise price per share no less than the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten (10) years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

Upon the optionee's cessation of service as a result of death after at least five years of service, all of the optionee's outstanding options will accelerate and become exercisable in full.

In addition, the Plan Administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the Discretionary Option Grant Program.

         TANDEM STOCK APPRECIATION RIGHTS. Tandem stock appreciation rights under the Discretionary Option Grant Program provide the holders with the right to surrender their options for an appreciation distribution from the Company. The amount of such distribution will be equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Common Stock.

         LIMITED STOCK APPRECIATION RIGHTS. Limited Stock Appreciation Rights may be granted to officers of the Company as part of their option grants and may be surrendered to the Company upon the successful completion of a hostile take-over of the Company. In return for the surrendered option, the officer will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the take-over price per share over (ii) the exercise price payable for such share.

AUTOMATIC OPTION GRANT PROGRAM
------------------------------

GRANTS

Under the Automatic Option Grant Program, eligible non-employee Board members will receive a series of option grants over their period of Board service. Each non-employee Board member will, at the time of his or her initial election or appointment to the Board, receive an option grant for 40,000 shares of Common Stock. In addition, on the date of the Annual Stockholders Meeting held in the calendar year in which occurs the fourth anniversary of the grant date of such 40,000-share option grant, each individual who is to continue to serve as a non-employee Board member will automatically be granted an additional option to purchase 40,000 shares of Common Stock. Other than the 1,500,000 share aggregate limit to any participant in the Plan, there will be no limit on the number of such 40,000-share option grants any one eligible non-employee Board member may receive over his or her period of continued Board service.

Stockholder approval of this proposed amendment will also constitute pre-approval of each option granted under the Automatic Option Grant Program after the date of the Annual Stockholders Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

Each automatic grant will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date and will have a maximum term of 10 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will become exercisable with respect to twenty-five percent (25%) of the option shares upon the board member's completion of one year of Board service measured from the automatic grant date and the option shall become exercisable for the balance of the option shares in a series of thirty-six (36) equal successive monthly installments upon the Board member's completion of each month of Board service over the thirty-six
(36)-month period measured from the first anniversary of the automatic grant date. However, each outstanding automatic option grant will accelerate and become immediately exercisable in full upon certain changes in control or ownership of the Company or upon the optionee's death after at least five years of service while a Board member or within six (6) months of cessation of Board service. Following the optionee's cessation of Board service for any reason (other than death), each option will remain exercisable for a six (6)-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service. Should the Board member die while serving as a Board member or within six (6) months of cessation of Board service, then the option will be exercisable for a period of twelve (12) months from the date of the optionee's death, but not past the initial ten-year life of the option.

Each option granted under the Automatic Option Grant Program will include a limited stock appreciation right so that upon the successful completion of a hostile tender offer for more than fifty percent (50%) of the Company's outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for

Board membership, the option may be surrendered to the Company in return for a cash distribution from the Company. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

GENERAL PROVISIONS
------------------

ACCELERATION

In the event that the Company is acquired by merger or asset sale or otherwise undergoes a change in control (including a change effected through the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or a change in the majority of the Board effected through one or more contested elections for Board membership), each outstanding option and all unvested shares outstanding under the Discretionary Option Grant Program will automatically accelerate in full.

The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

The Plan Administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options under the Discretionary Option Grant Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

SPECIAL TAX ELECTION

The Plan Administrator may provide one or more holders of non-statutory options under the Discretionary Option Grant Program of the Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.

AMENDMENT AND TERMINATION

The Board may amend or modify the Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the Plan will terminate on the earliest of (i) March 6, 2010, (ii) the date on which all shares available for issuance under the Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

STOCK AWARDS

The table below shows, as to Company's Chief Executive Officer ("CEO"), the four other most highly compensated executive officers of the Company (with base salary and bonus for the past fiscal year in excess of $100,000) and the other individuals and groups indicated, the number of shares of Common Stock subject to option grants made under the Plan from January 1, 1999 through March 23, 2000, together with the weighted average exercise price payable per share.

                                 OPTION GRANTS


                                                                 NUMBER OF SHARES   WEIGHTED AVERAGE
                                                                    UNDERLYING       EXERCISE PRICE
                           NAME AND POSITION                      OPTIONS GRANTED       PER SHARE

Charles E. Bugg, Ph.D
Chairman and Chief Executive Officer                                    53,300            $22.81

J. Claude Bennett, M.D
President, Chief Operating Officer and Director Nominee                 37,300             22.81

John A. Montgomery, Ph.D
Senior Vice President, Secretary and Chief Scientific Officer            6,500             22.81

Ronald E. Gray
Chief Financial Officer, Treasurer and Assistant Secretary               4,500             22.81

John R. Uhrin
Vice President, Corporate Development                                   16,000             22.81

Zola P. Horovitz, Ph.D
Director Nominee                                                             0

William M. Spencer, III
Director Nominee                                                             0

Randolph C. Steer, M.D., Ph.D
Director Nominee                                                             0

All current executive officers as a group (6 persons)                  162,600             22.81

All current non-employee directors as a group (6 persons)               80,000              6.94

All employees, including current officers who are not
  executive officers,  and consultants as a group (65 persons)         224,370             23.13


As of March 23, 2000, 2,434,609 shares of Common Stock were subject to outstanding options under the Plan, 830,190 shares of Common Stock had been issued under the Plan, and 135,201 shares of Common Stock remained available for future issuance, excluding the increase of 1,200,000 shares of Common Stock included in the proposed amendment.

FEDERAL INCOME TAX CONSEQUENCES
-------------------------------

OPTION GRANTS

Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise transferred. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK APPRECIATION RIGHTS

No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income, in the year in which the stock appreciation right is exercised, in an amount equal to the appreciation distribution. The Company will be entitled to an income tax deduction equal to the appreciation distribution in the taxable year in which the ordinary income is recognized by the optionee.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION
---------------------------------------

The Company anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

STOCKHOLDER APPROVAL

The affirmative vote of at least a majority of the outstanding shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the amendment and restatement of the Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF SUCH PROPOSAL. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1991 STOCK OPTION PLAN.

                             EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation paid by the Company during the 1999, 1998 and 1997 fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose annual salary and bonus for the 1999 fiscal year exceeded $100,000 (collectively, the "Named Executive Officers"):


                                                SUMMARY COMPENSATION TABLE
                                                --------------------------
                                                                                                           LONG-TERM
                                                                                                          COMPENSATION
                                                              ANNUAL COMPENSATION                       AWARDS-SECURITIES
                                                                                    OTHER ANNUAL           UNDERLYING
   NAME AND PRINCIPAL POSITION          YEAR       SALARY             BONUS        COMPENSATION(2)          OPTIONS
   ---------------------------          ----       ------             -----        ---------------          -------
Charles E. Bugg, Ph.D.                  1999      $279,120            $80,000 (1)        $8,000                  53,300
Chairman and                            1998       257,232             50,000 (1)         3,200                  50,000
Chief Executive Officer                 1997       244,992             50,000 (1)         3,000                 125,000

J. Claude Bennett, M.D.                 1999       244,332             15,000                 0                  37,300
President and Chief Operating           1998       229,248                  0                 0                  45,200
Officer                                 1997       220,008                  0                 0                  35,000

John A. Montgomery, Ph.D.               1999       192,504                  0             5,152                   6,500
Senior Vice President, Secretary and    1998       156,312                  0                 0                  22,100
Chief Scientific Officer                1997       150,000                  0                 0                  37,000

Ronald E. Gray                          1999       137,028             15,000             7,601                   4,500
Chief Financial Officer, Treasurer      1998       123,672                  0             2,473                   5,500
and Assistant Secretary                 1997       119,784                  0             2,396                  14,400

John R. Uhrin                           1999       177,540             27,000             8,000                  16,000
Vice President, Corporate               1998       137,500 (3)              0             1,650                  70,900
Development                             1997             0                  0                 0                       0


------------
(1) Paid pursuant to an Employment Agreement dated December 17, 1996 between the Company and Dr. Bugg. See "Executive Compensation - Employment Agreements."

(2)     Represents the Company contribution to the 401(k) Plan.

(3)     Mr. Uhrin joined the Company in March 1998.

EMPLOYMENT AGREEMENTS

Charles E. Bugg, Ph.D., entered into a new three-year employment agreement with the Company on December 27, 1999 for the years 2000, 2001 and 2002 (the "Bugg Agreement"). Under the terms of the Bugg Agreement, Dr. Bugg will serve as Chairman of the Board of Directors and Chief Executive Officer of the Company. Dr. Bugg will receive annual compensation of $355,465. The Board may, in its discretion, grant other cash or stock bonuses to Dr. Bugg as an award or incentive. Dr. Bugg is also entitled to all employee benefits generally made available to executive officers. Dr. Bugg may, if he desires, also hold positions at UAB, provided that he does not devote more than ten percent of his time to such activities. The term of the Bugg Agreement is for three years unless terminated (i) by the Company for cause or (ii) upon the permanent disability of Dr. Bugg.

Dr. Bugg will receive, on or before the last day of each year during the term of the Bugg Agreement, an additional option to purchase a minimum of 25,000 shares of Common Stock of the Company under the Company's 1991

Stock Option Plan. The exact number of shares will be determined by the Plan Administrator, which is presently the Compensation Committee, based on Dr. Bugg's performance and the results of operations of the Company during such year. Under the Bugg Agreement and his previous employment agreement, Dr. Bugg received options to purchase 53,300 shares at the end of 1999, 50,000 shares at the end of 1998, 75,000 shares of Common Stock at the end of 1997, 50,000 shares of Common Stock at the end of 1996 and 50,000 shares of Common Stock related to 1996 performance granted in May 1997 after the 1991 Stock Option Plan was amended.

Dr. Bugg will receive an additional stock option to purchase 100,000 shares of Common Stock under the Company's 1991 Stock Option Plan upon submission to the FDA of any new drug application by the Company or any licensee of the Company and another additional stock option to purchase 100,000 shares of Common Stock under the Company's 1991 Stock Option Plan upon the final approval by the FDA of each such new drug application. The exercise price shall be the fair market value of the Company's Common Stock on the date such additional stock option is granted. These additional stock options will vest 25% one year after the date of issuance and the remaining 75% will vest at the rate of 1/48 per month thereafter.

The options may be exercised immediately in the event of a merger or acquisition of the Company. The options may be exercised within 24 months of Dr. Bugg's death or permanent disability. In the event Dr. Bugg's employment is terminated for cause he may exercise the options within three months of the date of such termination to the extent such options were exercisable immediately prior to such termination. In the event Dr. Bugg's employment is terminated for a reason other than cause, death or permanent disability, the options then outstanding shall become immediately exercisable in full.

All options granted to Dr. Bugg pursuant to the Bugg Agreement are intended to qualify as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended, except to the extent the portion of such options which become exercisable in any year have an aggregate exercise price in excess of $100,000. All options shall expire no later than ten years from the date of grant.

J. Claude Bennett, M.D., entered into an employment agreement with the Company on December 18, 1996 (the "Bennett Agreement"). Under the terms of the Agreement, Dr. Bennett serves as President and Chief Operating Officer of the Company. The Company also agreed to use its best efforts to cause Dr. Bennett to be elected as a director of the Company. Dr. Bennett receives annual compensation of at least $220,000. Dr. Bennett was also granted an option to purchase 100,000 shares of Common Stock of the Company. The Board may, in its discretion, grant other cash or stock bonuses to Dr. Bennett as an award or incentive. An option to purchase 37,300 shares of Common Stock were granted in 1999, options to purchase 45,200 shares of Common Stock were granted in 1998 and an option to purchase 35,000 shares of Common Stock was granted in December 1997. Dr. Bennett is also entitled to all employee benefits generally made available to executive officers. Dr. Bennett may, if he desires, also hold positions at UAB, provided that he does not devote more than ten percent of his time to such activities. The term of the Bennett Agreement was for three years unless terminated (i) by the Company for cause or (ii) upon the permanent disability of Dr. Bennett. The Bennett agreement expired at the end of 1999.

Option Grants in 1999

The following table shows, with respect to the Company's Named Executive Officers, certain information with respect to option grants in 1999. All of the grants were made under the Company's 1991 Stock Option Plan. No stock appreciation rights were granted during such year.


                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                  NUMBER OF                                               ANNUAL RATES OF
                                 SECURITIES                                                 STOCK PRICE
                                 UNDERLYING    % OF TOTAL    EXERCISE                     APPRECIATION FOR
                                   OPTIONS       OPTIONS     PRICE PER    EXPIRATION       OPTION TERM(1)
           NAME                   GRANTED        GRANTED       SHARE        DATE          5%         10%
           ----                   -------        -------       -----        ----          --         ---
Charles E. Bugg, Ph.D.             53,300          10.8%      $ 22.81    12/14/2009   $764,694   $1,937,884

J. Claude Bennett, M.D.            37,300          7.5          22.81    12/14/2009    535,142    1,356,155

John A. Montgomery, Ph.D.           6,500          1.3          22.81    12/14/2009     93,255      236,327

Ronald E. Gray                      4,500           .9          22.81    12/14/2009     64,561      163,611

John R. Uhrin                      16,000          3.2          22.81    12/14/2009    227,552      581,729


------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options at the end of the ten-year option term. The assumed 5% and 10% rates of stock appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate of the future market price of the Common Stock.

AGGREGATE OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

The following table shows, with respect to the Company's Named Executive Officers, the number and value of unexercised options held by the Named Executive Officers as of December 31, 1999. No stock appreciation rights were exercised during the 1999 fiscal year and no such rights were outstanding at the end of that year.


                                                            NUMBER OF SECURITIES               VALUES OF SECURITIES
                              SHARES                            UNDERLYING                          UNDERLYING
                            ACQUIRED ON      VALUE          UNEXERCISED OPTIONS               UNEXERCISED OPTIONS (1)
            NAME             EXERCISE      REALIZED     EXERCISABLE     UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
            -----           -----------    --------     -----------     -------------      -----------    -------------
Charles E. Bugg, Ph.D                 0           0         557,291           158,509      $12,498,037      $ 2,552,130
J. Claude Bennett, M.D                0           0         115,549           112,951        1,917,454        1,747,622
John A. Montgomery, Ph.D              0           0         177,100           134,275        3,142,988          827,053
Ronald E. Gray                        0           0          80,412            16,388        1,858,338          279,329
John R. Uhrin                         0           0          26,786            60,114          592,464        1,092,953


------------
(1) Amounts reflect the net values of outstanding stock options computed as the difference between $29.50 per share (the fair market value at December 31, 1999) and the exercise price therefor.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

GENERAL

The Company's compensation program for executive officers is primarily comprised of base salary, periodic bonuses and long-term incentives in the form of stock option grants. Executives also participate in various other benefit plans, including medical, dental, 401(k), life insurance, disability insurance and vacation plans, generally available to all employees of the Company.

Compensation of executive officers of the Company was based upon individual assessments of the amount of compensation required to attract individuals to fill positions with the Company and motivate such individuals to focus on achieving the objectives of the Company. During 1999, the Compensation Committee retained William M. Mercer, Inc. ("Mercer"), an internationally recognized compensation consulting firm, to perform a thorough review of the Company's executive compensation program. Mercer also reviewed salary levels and employee benefit programs of all other employees of the Company. Mercer compared the Company's compensation plans, including cash compensation and stock option grants, to those of a peer group of 21 publicly traded companies in the biotechnology and biopharmaceutical industries. The Compensation Committee used the results of the Mercer study as a factor for determining the appropriateness of executive compensation levels. The Compensation Committee also compared salaries to those in the Biotechnology Compensation Survey Report 1999 prepared by Radford Associates.

The Company strongly believes in tying executive and employee rewards directly to the long-term success of the Company and increases in stockholder value through grants of stock options. The Company also believes that the grant of stock options should be reflective of the Company's success in meeting objectives established for the Company by the Board and each individual officer's ability to effect, and contribution toward meeting, such objectives. The stock options awarded to the Company's executive officers in December 1999 were based on a subjective evaluation by the Compensation Committee of the Company's achievement of objectives for 1999, including, without limitation, working collaboratively with the Company's licensee to develop our influenza neuraminidase inhibitor, concluding a public offering of Common Stock, making progress with respect to its clinical and basic research projects, each individual officer's contribution to the Company's achievements of its objectives and the Compensation Committee's subjective determination of the appropriate level of stock options for persons holding the officer's position with the Company. No specific relative weight was assigned to any of the factors considered and, the Compensation Committee did not generally consider the amount of options previously awarded to the executive officers in determining the level of awards.

CHIEF EXECUTIVE OFFICER

Charles E. Bugg, Ph.D., entered into a new three-year employment agreement with the Company on December 27, 1999 for the years 2000, 2001 and 2002 (the "Bugg Agreement"). Under the terms of the Bugg Agreement, Dr. Bugg will serve as Chairman of the Board of Directors and Chief Executive Officer of the Company. Dr. Bugg will receive annual compensation of $355,465. The Board may, in its discretion, grant other cash or stock bonuses to Dr. Bugg as an award or incentive. Dr. Bugg was given a bonus of $80,000 for 1999. Dr. Bugg is also entitled to all employee benefits generally made available to executive officers. Dr. Bugg may, if he desires, also hold positions at The University of Alabama at Birmingham, provided that he does not devote more than ten percent of his time to such activities. The term of the Bugg Agreement is for three years unless terminated (i) by the Company for cause or (ii) upon the permanent disability of Dr. Bugg.

Dr. Bugg will receive, on or before the last day of each year during the term of the Bugg Agreement, an additional option to purchase a minimum of 25,000 shares of Common Stock of the Company under the Company's 1991 Stock Option Plan. The exact number of shares will be determined by the plan administrator, which is presently the Compensation Committee, based on Dr. Bugg's performance and the results of operations of the Company during such year. Under the Bugg Agreement and his previous employment agreement, Dr. Bugg received options to purchase 53,300 shares of Common Stock at the end of 1999, 50,000 shares of Common Stock at the end of 1998,

75,000 shares of Common Stock at the end of 1997, 50,000 shares of Common Stock at the end of 1996 and 50,000 shares of Common Stock related to 1996 performance granted in May 1997 after the 1991 Stock Option Plan was amended. In assessing the performance of the Company and Dr. Bugg in determining the number of options to be granted under his contract for 1999, the Compensation Committee relied solely on a subjective evaluation of the Company's progress with respect to its research projects and Dr. Bugg's contribution toward these results. No specific criteria were utilized in evaluating such performance, however, and no relative weight was assigned to any specific factors considered. The Compensation Committee did not consider the amount of options held by Dr. Bugg in determining the amount of options to be awarded to him for 1999 under his contract. Such review in 1999 resulted in the Compensation Committee granting Dr. Bugg an option to purchase 53,300 shares of Common Stock at $22.81 per share in December 1999 for 1999's performance.

SECTION 162(M)

The Compensation Committee has reviewed all compensation programs for compliance with Section 162(m) of the Code. Currently, options granted by this Committee are exempt from the $1 million limit on deductibility of executive compensation under the rules.



                     Members of the Compensation Committee


           William W. Featheringill              Edwin A. Gee, Ph.D.

                            William M. Spencer, III

                         PERFORMANCE GRAPH FOR BIOCRYST
                         INDEXED COMPARISON SINCE 1994

                                [GRAPH TO COME]


                                   Beginning    Investment    Investment    Investment    Investment    Investment
                                  Investment        At            at            at            at            at
                                   12/31/94      12/31/95      12/31/96      12/31/97      12/31/98      12/31/99
                                   --------      --------      --------      --------      --------      --------
BioCryst Pharmaceuticals, Inc.     $ 100.00       $200.00       $354.05      $ 151.35      $ 151.35      $ 637.84
The Nasdaq Stock Market              100.00        141.34        173.90        213.07        300.43        555.99
Nasdaq Pharmaceutical Stocks         100.00        183.41        183.98        190.02        241.74        449.78


The Performance Graph for BioCryst measures the change in a $100 investment in the Company's common stock based on a price of $4.625 on December 31, 1994 and its month-end closing price thereafter. BioCryst's relative performance is then compared with the CRSP Total Return Indexes for The Nasdaq Stock Market (US) and Nasdaq Pharmaceutical Stocks.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of March 23, 2000 by (i) each director, (ii) each of the Named Executive Officers, (iii) all directors and executive officers of the Company as a group and (iv) each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock:


                                                                  AMOUNT AND NATURE      PERCENT
                                                                    OF BENEFICIAL          OF
NAME AND ADDRESS                                                    OWNERSHIP (1)         CLASS
----------------                                                    -------------         -----
William W. Featheringill                                             2,709,872   (2)      15.6%
100 Brookwood Place, #410
Birmingham, Alabama 35209
Johnson & Johnson Development Corporation                              918,836   (3)       5.3
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Charles E. Bugg, Ph.D.                                                 649,228   (4)       3.6
William M. Spencer, III                                                544,859   (5)       3.1
Joseph H. Sherrill, Jr.                                                431,500   (6)       2.5
John A. Montgomery, Ph.D.                                              172,866   (7)       1.0
J. Claude Bennett, M.D.                                                128,067   (8)         *
Ronald E. Gray                                                          94,568   (9)
Randolph C. Steer, M.D., Ph.D.                                           80,000 (10)         *
Zola P. Horovitz, Ph.D.                                                  48,750 (10)         *
John R. Uhrin                                                            40,479 (11)         *
Edwin A. Gee, Ph.D.                                                      30,000 (10)         *
All executive officers and directors as a group (12 persons)          4,935,189 (12)      26.6


-----------
(*)     Less than one percent.

(1) Gives effect to the shares of Common Stock issuable within 60 days after March 23, 2000 upon the exercise of all options and other rights beneficially held by the indicated stockholder on that date.

(2) Includes 364,900 shares of Common Stock held by the Featheringill Family Trust of which he is a beneficial owner and 42,500 shares of Common Stock issuable upon exercise of stock options.

(3) Johnson & Johnson Development Corporation is a wholly owned subsidiary of Johnson & Johnson and shares investment and voting power with Johnson & Johnson.

(4) Includes 580,727 shares of Common Stock issuable upon exercise of stock options.

(5) Includes 48,750 shares of Common Stock issuable upon exercise of stock options and 10,000 shares of Common Stock held by Mr. Spencer's spouse. Mr. Spencer disclaims beneficial ownership of the 10,000 shares of Common Stock held by his spouse.

(6) Includes 348,000 shares held in a Flint Trust for his benefit by his father who serves as trustee with investment and voting power, 42,500 shares of Common Stock issuable upon exercise of stock options, 10,000 shares of Common Stock which Mr. Sherrill holds jointly with his spouse, 1,000 shares of Common Stock held by Mr. Sherrill's son and 10,000 shares of Common Stock held by Mr. Sherrill's spouse. Mr. Sherrill disclaims beneficial ownership of the 11,000 shares of Common Stock held by his spouse and son.

(7) Includes 104,181 shares of Common Stock issuable upon exercise of stock options and 12,600 shares of Common Stock held by Dr. Montgomery's spouse. Dr. Montgomery disclaims beneficial ownership of the 12,600 shares of Common Stock held by his spouse.

(8) Includes 118,316 shares of Common Stock issuable upon exercise of stock options.

(9) Includes 27,047 shares of Common Stock issuable upon exercise of stock options and 1,500 shares of common stock held by the retirement accounts of Mr. Gray and his spouse.

(10) Represents shares of Common Stock issuable upon exercise of stock options.

(11) Includes 34,172 shares of Common Stock issuable upon exercise of stock options.

(12)    See Notes (1) through (11).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act") requires the Company's officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports of ownership with the Securities and Exchange Commission. Reporting Persons are required by the Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Reporting Persons that no Form 5s were required for those persons, the Company believes that during 1999 its Reporting Persons were in compliance with all applicable filing requirements.

                              CERTAIN TRANSACTIONS

Dr. Bugg, an executive officer and Director of the Company, is a Professor Emeritus of UAB and is paid an annual stipend of $9,040 by UAB. Dr. Bennett, an executive officer and Director of the Company, is a consultant to and Distinguished University Professor Emeritus of UAB and is paid an annual stipend of $12,500 by UAB Education Foundation. The Company paid approximately $306,000 to UAB in 1999 for royalties, conducting certain clinical trials, research and data input.

Dr. Montgomery, an executive officer and Director of the Company, is a former executive officer of SRI. The Company paid approximately $41,000 to SRI in 1999 for certain research, laboratory rental and supplies. Dr. Montgomery is currently a Distinguished Scientist at SRI and was paid approximately $5,553 by SRI in 1999 for various consulting services unrelated to the services performed by SRI for the Company.

Johnson & Johnson Development Corporation owns 918,836 shares of our common stock, which represents 5.3% of our common stock. Johnson & Johnson Development Corporation, the R.W. Johnson Pharmaceutical Research Institute ("PRI") and Ortho-McNeil are all Johnson & Johnson companies. In September 1998, the Company entered into an exclusive worldwide license agreement with PRI and Ortho-McNeil to develop and market our proprietary influenza neuraminidase inhibitors. The Company received an initial $6.0 million payment from Ortho-McNeil and an additional $6.0 million common stock equity investment from Johnson & Johnson Development Corporation. In June 1999, we received a $2.0 million milestone payment from Ortho-McNeil in connection with the initiation of Phase II clinical testing in the United States and, in February 2000, the Company received a $4.0 million milestone payment from Ortho-McNeil in connection with the initiation of Phase III clinical testing. The Company also received $499,680 in 1999 and $367,625 in 1998 for various projects the Company performed for PRI. In addition, the Company may receive cash payments upon achievement of specified developmental and regulatory milestones and royalties on product sales, if any. PRI and Ortho-McNeil are responsible for all development, regulatory and commercialization expenses. The agreement is subject to termination by PRI and Ortho-McNeil at any time and by the Company in certain circumstances.

                              INDEPENDENT AUDITORS

The principal independent public accounting firm used by the Company during the fiscal year ended December 31, 1999 was Ernst & Young LLP. It is currently anticipated that Ernst & Young LLP will be retained as the principal accounting firm to be used by the Company throughout the fiscal year ending December 31, 2000. The Company anticipates that a representative of Ernst & Young LLP will attend the Meeting for the purpose of responding to appropriate questions. At the Meeting, this representative will be afforded an opportunity to make a statement if he or she so desires.

                             STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company by December 7, 2000 to be considered for inclusion in the Company's proxy statement relating to such meeting.

A stockholder must notify the Company before February 20, 2001 of a proposal for the 2001 Annual Meeting which the stockholder intends to present other than by inclusion in the Company's proxy material. If the Company does not receive such notice prior to February 20, 2001, proxies solicited by the Board of Directors of the Company will confer discretionary authority upon the proxies for the Board of Directors of the Company to vote upon any such matter.

                                 OTHER MATTERS

Management does not intend to present to the Meeting any matters other than those hereinbefore mentioned and does not presently know of any matters that will be presented by other parties. If other matters should properly come before the Meeting it is intended that the holders of the proxies will act in respect thereto and in accordance with their best judgment.

                              GENERAL INFORMATION

A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 was mailed with this Proxy Statement. If you did not receive a copy, you may obtain one from W. Randall Pittman, the Chief Financial Officer of the Company, without charge, by persons who were stockholders beneficially or of record as of March 23, 2000.



                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        John A. Montgomery, Ph.D., Secretary


Birmingham, Alabama
April 6, 2000

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                         BIOCRYST PHARMACEUTICALS, INC.

                                  May 17, 2000







                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------
A   [X] Please mark your
        votes as in this
        example.


             FOR all nominees at     WITHHOLD
              right (except as       AUTHORITY
                 marked to         to vote for all
              the contrary)        nominees at right
1. ELECTION
   OF                                                                                                         FOR   AGAINST  ABSTAIN
   DIRECTORS     [    ]               [    ]        THE BOARD OF DIRECTORS      2. Proposal to amend the 1991 [  ]    [  ]     [  ]
  (for terms as described in the Proxy Statement    RECOMMENDS A VOTE FOR          Stock Option Plan, as
   of the Company relating to the 2000 Annual       ALL THE NOMINEES FOR           described in the Proxy
   Meeting (this "Proxy Statement")).               DIRECTOR                       Statement

                                                    Nominees: J. Claude Bennett THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
INSTRUCTION: To withhold authority for any          Zola P. Horovitz            PROPOSAL TO AMEND THE 1991 STOCK OPTION PLAN.
individual nominee write that individual's name     Randolph C. Steer
in the space provided below                         William M. Spencer, III     3. In their discretion, upon such other matters as
                                                                                   may properly come before the meeting.

-------------------------------------------------                               UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED
                                                                                FOR THE ELECTION OF THE PERSONS NOMINATED BY
                                                                                MANAGEMENT AS DIRECTORS AND FOR PROPOSAL 2.






SIGNATURE ____________________________   DATE _______________   SIGNATURE ____________________________  DATE_______________________
NOTE: Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, Trustees, etc. should use full title, and if more than one, all should sign. If a stockholder is a corporation, please sign full corporate name by an authorized officer.


--------------------------------------------------------------------------------



                         BIOCRYST PHARMACEUTICALS, INC.

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS -- MAY 17, 2000

              (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS)


     The undersigned stockholder of BioCryst Pharmaceuticals, Inc. hereby appoints Charles E. Bugg and John A. Montgomery, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of BioCryst Pharmaceuticals, Inc., to be held at The Harbert Center, 2019 Fourth Avenue North, Birmingham, Alabama, on May 17, 2000, at 3:00 P.M., Central Daylight Time, or any adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)